EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 24, 2019, relating to the consolidated financial statements of Leafbuyer Technologies, Inc. as of June 30, 2019 and 2018, and for each of the two years in the period ended June 30, 2019, to all references to our firm included in the aforementioned Registration Statement.

/s/ B F Borgers CPA PC

Lakewood, Colorado

April 16, 2020